UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

December 20, 2017
Date of Report (Date of earliest event reported)

QUALCOMM Incorporated
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-19528	95-3685934
(Commission File Number)	(IRS Employer Identification No.)

5775 Morehouse Drive, San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

858-587-1121
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(c) On December 20, 2017, the Board of Directors of QUALCOMM Incorporated (the Company) appointed Cristiano R. Amon to the position of President, Qualcomm Incorporated to be effective on January 4, 2018.
Mr. Amon has worked for the Company for more than 20 years in various leadership positions. Additional information regarding Mr. Amon’s previous business experience is contained in Part I, Item 1 of the Company’s Annual Report on Form 10-K for the fiscal year ended September 24, 2017 under the heading “Executive Officers” and is incorporated herein by reference.
Effective December 20, 2017, Mr. Amon will receive a base salary of $900,000 per year, and will be eligible to receive a bonus under the Company’s 2018 Annual Cash Incentive Plan of 175% of his base salary at target. Also on December 20, 2017, Mr. Amon received a promotion grant of restricted stock units (RSUs) with a grant date fair value of $3 million, which will vest in three equal installments on November 20, 2018, 2019 and 2020, aligning with the vesting of the most recent RSU grants to other executive officers.
Mr. Amon’s brother, Rogerio Amon, serves as a Senior Director, Program Management, Qualcomm Technologies, Inc. Rogerio Amon is compensated according to standard Company practices, including participation in the Company’s employee benefit plans generally made available to employees of a similar responsibility level. During fiscal 2017, Rogerio Amon earned $201,863 in base salary and $40,635 in cash incentives and received restricted stock unit grants totaling 1,641 shares with an aggregate grant date fair value of $112,031.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALCOMM Incorporated

Date:	December 27, 2017	By:	/s/ George S. Davis
George S. Davis
Executive Vice President and Chief Financial Officer